Flexible Premium Deferred Variable Annuity

Northbrook Life Insurance Company - msdwonlineva@northbrooklife.com P.O. Box 80469, Lincoln, Nebraska 68501, 1-877-801-7157

1.  OWNER INFORMATION

Name ______________________________________________________________________
     Last                First                                       Middle

Address __________________________________________________
                 Street                    Apt.#
___________________________________________________________________________
City                     State                              Zip

Social Security/Tax ID # _____________________________________

Birth Date __________________________________________ Sex _______
              Month             Day           Year

Phone  (   )_____________________
                           Day

2.  JOINT OWNER INFORMATION, If Applicable

Name ______________________________________________________________________
     Last                First                                       Middle

Address __________________________________________________
                 Street                    Apt.#
___________________________________________________________________________
City                     State                              Zip

Social Security/Tax ID # _____________________________________

Birth Date __________________________________________ Sex _______
              Month           Day             Year

Phone  (   )_____________________
                           Day

3.  ANNUITANT INFORMATION, If Other Than Owner

Name ______________________________________________________________________
     Last                First                                       Middle

Address __________________________________________________
                 Street                    Apt.#
___________________________________________________________________________
City                     State                              Zip

Social Security/Tax ID # _____________________________________

Birth Date __________________________________________ Sex _______
              Month           Day             Year

Phone  (   )_____________________
                           Day

4.  BENEFICIARY DESIGNATION

Name ___________________________________________________
         Last            First                   Middle

Relationship to Owner _______________________________         __________%

Name ___________________________________________________
         Last            First                   Middle

Relationship to Owner _______________________________         __________%

Name ___________________________________________________
         Last           First                    Middle

Relationship to Owner _______________________________         __________%

Total designation must equal 100%


5.   AMOUNT AND ALLOCATION OF PAYMENT

Total Purchase Payment $_____________
Please allocate the above amount in $ or whole %s to the Investment Alternatives specified below ($ must equal Total Purchase Payment. %'s must total 100%):

Janus Aspen

| | Capital Appreciation __________
| | Worldwide Growth __________

MSDW Universal Funds
| | Value __________

| | Equity Growth __________
| | Mid Cap Value __________
| | Mid Cap Growth __________
| | U.S. Real Estate __________
| | International Magnum __________
| | Emerging Markets Equity __________
| | Global Equity __________
| | Fixed Income __________
| | High Yield __________
| | Technology __________

VanKampen
| | LIT Comstock __________
| | LIT Emerging Growth __________

Strong

| | VIF Growth Fund II __________
| | Opportunity Fund II __________

Scudder

| | International __________
| | VLIF Bond __________

Warburg Pincus
| | Emerging Growth __________
| | Post Venture Capital __________

6.  QUALIFIED PLAN

| | No                     | | Yes (If yes, complete the following)
| | Traditional IRA        | | Roth IRA      Other _______________
| | Rollover               | | Transfer
| | Contribution $______________   Contribution Year_____________


 NLR736


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7.       WILL THIS ANNUITY REPLACE ANY EXISTING LIFE INSURANCE OR ANNUITY?
| | No               | | Yes__________________________________________________
                     Company, amount, type of policy and policy number and date

Special Instructions___________________________________________________________
===============================================================================

8.       SIGNATURES

| |   Optional    Consent   for   Electronic    Distribution    to   my   E-mail
address:________________________

I (we) hereby consent to the electronic distribution of annuity and fund prospectuses, statements of additional information, shareholder reports, proxy statements and prospectus supplements. I understand that I may revoke this consent at any time, and that absent my revocation, this consent will be valid.

If Northbrook Life Insurance Company ("Northbrook Life") declines this application, Northbrook will have no liability except to return the purchase payments. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount.

I have read the above statements and the applicable fraud warning for my state listed below.

------------------------------------------------------------------------------
                                     Date

---------------------------------   ------------------------------------------
Owner's Signature                   Joint Owner's Signature (if applicable)

9.       FRAUD WARNINGS

The following states require insurance applicants to acknowledge a fraud warning statement. Please refer to the fraud warning statement for your state as indicated below.

For applicants in Arizona: Upon your written request we will provide you within a reasonable period of time, reasonable, factual information regarding the benefits and provisions of the annuity contract for which you are applying. If for any reason you are not satisfied with the contract, you may return the contract within 20 days after you receive it. If the contract you are applying for is a variable annuity, you will receive an amount equal to the sum of (1) the difference between the premiums paid and the amounts allocated to any account under the contract and (2) the Contract Value on the date the returned contract is received by our company or agent.

F  or  applicants  in  Arkansas,   Kentucky,   Maine,  New  Mexico,   Ohio,  and
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy or claimant with regard to a settlement or award payable from insurance proceeds shall he reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For applicants in Florida: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

For applicants in Louisiana: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.